As filed with the Securities and Exchange Commission on June 18, 2010

Registration Statement No. 333- 88236

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIGRENT INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1475486
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1612 East Cape Coral Parkway

Cape Coral, FL

(Address of Principal Executive Offices)

33904

(Zip Code)

Tigrent Inc. 1998 Stock Option Plan

(Full title of the plan)

James E. May

Chief Administrative Officer and General Counsel

1612 East Cape Coral Parkway

Cape Coral, FL  33904

(Name and address of agent for service)

(239) 443-1627

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Form S-8 Registration Statement (Registration No. 333-88236) filed on May 14, 2002 (the “Registration Statement”), which registered an aggregate of 2,187,500 shares (“Shares”) of the common stock of Tigrent Inc. (the “Company”) relating to the Company’s 1998 Stock Option Plan.

This Post-Effective Amendment is being filed solely to deregister all of the Shares previously registered under the Registration Statement that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, Tigrent Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Cape Coral, State of Florida, on June 18, 2010.

TIGRENT INC.

By:	/s/ Steven C. Barre
Steven C. Barre
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Steven C. Barre
Steven C. Barre	Interim Chief Executive Officer and Director (principal executive officer)	June 18, 2010

/s/ Anne E. Donoho
Anne E. Donoho	Chief Financial Officer (principal financial officer and principal accounting officer)	June 18, 2010

/s/ James K. Bass
James K. Bass	Director	June 18, 2010

/s/ J. Hunter Brown
J Hunter Brown	Director	June 18, 2010

/s/ Murray A. Indick
Murray A. Indick	Director	June 18, 2010